EXHIBIT 99.1

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical information contained herein, the matters discussed in this Annual Report are forward-looking statements which involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services and related products, prices and other factors discussed in the Company’s prior filings with the Securities and Exchange Commission. Since these statements are subject to risks and uncertainties and are subject to change at any time, actual results could differ materially from expected results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CRITICAL ACCOUNTING POLICIES

The Company’s consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company’s management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. The Company continually evaluates the accounting policies and estimates it uses to prepare the consolidated financial statements. The Company bases its estimates on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

The Company has identified that its accounting policy regarding intangible assets and goodwill is critical to the Company’s results of operations and financial position. The Company has reviewed the carrying value of goodwill and other intangible assets in connection with the implementation of SFAS No. 142 by comparing such amounts to their fair values. The Company determined that the carrying amounts of goodwill and other intangible assets did not exceed their respective fair values. The Company is required to perform this comparison at least annually or more frequently if circumstances indicate possible impairment. When determining fair value, the Company uses various assumptions, including projections of future cash flows. Given the significance of goodwill and other intangible asset balances, an adverse change to the fair value could result in an impairment charge, which could be material to the Company’s financial statements.

The Company does not participate in, nor has it created, any off-balance sheet special purpose entities or other off-balance sheet financing, other than operating leases. In addition, the Company does not enter into any derivative financial instruments for speculative purposes and uses derivative financial instruments primarily for managing its exposure to changes in interest rates.

MARKET RISK

Market risk refers to the risk that a change in the level of one or more market prices, interest rates, indices, correlations or other market factors, such as liquidity, will result in losses for a certain financial instrument or group of financial instruments. The Company is exposed primarily to interest rate risk and market price risk on investments and borrowings. The Company actively monitors these risks through a variety of control procedures involving senior management.

The Company’s trust administration subsidiaries accept money market account deposits from trust customers and invest those funds in marketable securities. Substantially all of the investments are rated within the highest investment grade categories for securities. The Company’s trust administration subsidiaries utilize simulation models for measuring and monitoring interest rate risk and market value of portfolio equities. A formal Asset Liability Committee of the Company meets quarterly to review interest rate risks, capital ratios, liquidity levels, portfolio diversification, credit risk ratings and adherence to investment policies and guidelines. Substantially all of the investments at December 31, 2002, have contractual maturities of one year or less except for government agency and certain fixed income mortgage backed obligations, which have an average duration of approximately one year and six months. The Company does not believe any significant change in interest rates would have a material impact on the consolidated financial statements.

The Company manages its debt structure and interest rate risk through the use of fixed and floating-rate debt and through the use of interest rate swaps. The Company uses interest rate swaps to partially hedge its exposure to interest rate changes, and to control its financing costs. Generally, under these swaps, the Company agrees with a counterparty to exchange the difference between fixed-rate and floating-rate interest amounts based on an agreed principal amount. While changes in interest rates could decrease the Company’s interest income or increase its interest expense, the Company does not believe that it has a material exposure to changes in interest rates, primarily due to $200.0 million of fixed interest rate swap agreements in place at December 31, 2002. Based on the Company’s current borrowings under its credit and commercial paper facility of $393.3 million, a 1% increase in the Company’s borrowing rate would increase annual interest expense related to the credit facility by $1.9 million. Based on the controls in place, management believes the risks associated with financial instruments at December 31, 2002, will not have a material effect on the Company’s consolidated financial position or results of operations.

RESULTS OF OPERATIONS

The Company is a leading independent provider of financial data processing systems and related information management services and products to financial institutions and other financial intermediaries. The Company’s operations have been classified into four business segments: Financial institution outsourcing, systems and services (“FIS”); Health plan management services; Securities processing and trust services; and All other and corporate. The following table sets forth, for the period indicated, certain amounts included in the Company’s consolidated statements of income, the relative percentage that those amounts represent to processing and services revenues, and the percentage change in those amounts from period to period. This information should be read along with the Consolidated Financial Statements and Notes thereto. The following table and discussion exclude the revenues and expenses associated with customer reimbursements recorded in accordance with EITF No. 01-14 as explained in Note 1 of the accompanying consolidated financial statements.

	Year ended December 31, (In millions)			Percent of revenue Year ended December 31,			Percent Increase (Decrease)
	2002	2001	2000	2002	2001	2000	2002 vs. 2001		2001 vs. 2000
Processing and services revenues:
Financial institution outsourcing, systems and services	$1,740.3	$1,525.6	$1,276.3	76%	79%	76%	14%		20%
Health plan management services	216.1	55.6	—	9%	3%	—	289%
Securities processing and trust services	228.2	259.4	325.8	10%	13%	19%	(12%	)	(20%	)
All other and corporate	93.0	86.4	83.7	4%	5%	5%	8%		3%

TOTAL	$2,277.6	$1,927.0	$1,685.8	100%	100%	100%	18%		14%

Cost of revenues:
Salaries, commissions and payroll related costs	$1,090.3	$936.2	$807.6	48%	49%	48%	16%		16%
Data processing costs and equipment rentals	165.3	148.5	132.5	7%	8%	8%	11%		12%
Other operating expenses	437.9	340.9	282.6	19%	18%	17%	28%		21%
Depreciation and amortization	141.1	147.7	148.8	6%	8%	9%	(4%	)	(1%	)

TOTAL	$1,834.6	$1,573.3	$1,371.5	81%	82%	81%	17%		15%

Operating income:
Financial institution outsourcing, systems
and services (1)	$384.8	$311.4	$220.6	22%	20%	17%	24%		41%
Health plan management services (1)	34.1	10.7	—	16%	19%	—	219%
Securities processing and trust services (1)	28.8	34.8	95.4	13%	13%	29%	(17%	)	(64%	)
All other and corporate (2)	(4.6)	(3.2)	(1.8)

TOTAL	$443.0	$353.7	$314.3	19%	18%	19%	25%		13%

(1)	Percent of segment revenues is calculated as a percent of FIS revenues, Health plan management services revenues, and Securities processing and trust services revenues.
(2)	Percents not meaningful, amounts include corporate expenses.

PROCESSING AND SERVICES REVENUES

Total processing and services revenues increased $350.6 million, or 18%, in 2002 and $241.2 million, or 14%, in 2001. Revenue growth was derived from sales to new clients, existing client growth, cross-sales to existing clients, price increases and revenues from acquired companies. Revenue growth was positively impacted by revenue growth of $214.7 million in 2002 and $249.3 million in 2001 in the FIS segment. The FIS segment’s revenue growth in 2002 was negatively impacted by a decrease in European revenue of $36.0 million in 2002 compared to 2001 related to the Company’s international banking system primarily due to reduced customer spending on professional services. Total revenue growth was also positively impacted by revenue growth in the Health plan management services segment of $160.5 million in 2002 and $55.6 million in 2001 primarily due to revenues from acquired companies. In addition, total revenue growth was negatively impacted by a decline in revenues of $31.2 million in 2002 and $66.4 million in 2001 in the Securities processing and trust services segment due to continued weakness in the United States retail financial markets. The internal revenue growth rate for the Company was approximately 4% in 2002 (excluding a business disposition and a $12.0 million customer termination fee in 2001).

COST OF REVENUES

Total cost of revenues increased $261.3 million, or 17%, in 2002 and $201.9 million, or 15%, in 2001. As a percent of processing and services revenues, cost of revenues were 81% in 2002, 82% in 2001 and 81% in 2000.

Cost of revenues, excluding depreciation and amortization, increased $267.9 million, or 19%, in 2002 and $203.0 million, or 17% in 2001. The increases in these cost of revenues is due primarily to acquired businesses and continued growth in the FIS and Health plan management services segments. The make up of cost of revenues each year has been affected by business acquisitions and changes in the mix of the Company’s business. In 2001, the Company recorded charges of $12.3 million, as explained in Note 6 of the accompanying consolidated financial statements.

Depreciation and amortization expense decreased $6.6 million in 2002 and $1.1 million in 2001. The decrease in 2002 was primarily attributable to the adoption of SFAS No. 142 that resulted in a reduction of goodwill amortization expense of approximately $24.0 million in 2002, offset primarily by incremental depreciation and amortization expense from capital expenditures and other intangible assets subject to amortization. The decrease in 2001 was primarily due to an impairment charge of $11.0 million recorded in the FIS segment in 2000, offset by amortization associated with acquisitions and incremental depreciation expense on capital expenditures.

OPERATING INCOME

Operating income increased $89.3 million, or 25%, in 2002 and $39.4 million, or 13%, in 2001. Operating income in the FIS segment increased $73.4 million in 2002 and $90.8 million in 2001. The increase in operating income in 2002 compared to 2001 in the FIS segment was due to a number of factors, including revenue growth across its business lines, acquisitions and the elimination of goodwill amortization of approximately $18.7 million. Operating income in the Health plan management services segment increased $23.4 million in 2002 and $10.7 million in 2001 primarily due to acquired businesses. Operating income in the Securities processing and trust services segment decreased $6.0 million in 2002 and $60.6 million in 2001, primarily due to continued weakness in the United States retail financial markets.

REALIZED GAIN FROM SALE OF INVESTMENT

During 2002, 2001 and 2000, the Company recorded a pre-tax realized gain from sale of investment of $2.4 milion, $5.4 million and $7.8 million, respectively.

INCOME TAX PROVISION

The effective income tax rate was 39% in 2002, 40% in 2001 and 41% in 2000. The effective income tax rate for 2002 declined from 2001 due to the impact of adopting SFAS No. 142. The income tax rate for 2003 is expected to remain at 39%.

NET INCOME

Net income for 2002 increased $57.9 million, or 28%, in 2002 and $31.2 million, or 18%, in 2001. Net income per share-diluted (excluding realized gain from sale of investment) for 2002 was $1.36 compared to $1.07 in 2001 and $0.91 in 2000. The impact of adopting SFAS No. 142 would have increased 2001 and 2000 net income per share-diluted (excluding realized gain from sale of investment) by approximately $0.09 per share each year due to the elimination of goodwill amortization.

The Company’s growth has been accomplished, to a significant degree, through the acquisition of businesses which are complementary to its operations. Management believes that a number of acquisition candidates are available which would further enhance the Company’s competitive position and plans to pursue them vigorously. Management is engaged in an ongoing program to reduce expenses related to acquisitions by eliminating operating redundancies. The Company’s approach has been to move slowly in achieving this goal in order to minimize the amount of disruption experienced by its clients and the potential loss of clients due to this program.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes the Company’s primary sources (uses) of funds during the years ended December 31:

	2002	2001	2000
	(In millions)
Cash provided by operating activities before changes in securities processing receivables and payables—net	$512.9	$363.7	$368.8
Securities processing receivables and payables—net	63.9	78.4	215.7

Cash provided by operating activities	576.8	442.1	584.5
Capital expenditures	(141.9)	(104.6)	(107.0)
Payment for acquisitions of businesses	(406.6)	(224.8)	(88.8)
(Repayments of) proceeds from short-term borrowings—net	(12.3)	93.1	(214.6)
Proceeds from (repayments of) long-term debt—net	139.6	(6.3)	(138.9)

TOTAL	$155.6	$199.4	$35.2

Cash flow from operations before securities processing receivables and payables increased 41% in 2002, reaching $512.9 million. At December 31, 2002, the Company had $482.8 million of long-term debt, while shareholders’ equity exceeded $1.8 billion. Long-term debt includes $393.3 million borrowed under the Company’s credit and commercial paper facility of which $143.3 million is payable under a 364-day agreement in 2003 and $250.0 million is payable in 2004 or earlier at the Company’s option. The Company expects to renew its 364-day agreement prior to expiration in the second quarter of 2003. At December 31, 2002, cash and cash equivalents were $227.2 million, an increase of $91.2 million from December 31, 2001, after spending $406.6 million on acquired businesses in 2002.

        At December 31, 2002, the Company’s remaining commitments consist primarily of operating leases for office facilities and equipment aggregating $373.2 million, of which $86.3 million will be incurred in 2003. The Company believes that its cash flow from operations together with other available sources of funds will be adequate to meet its operating requirements, debt repayments, contingent payments in connection with business acquisitions and ordinary capital spending needs. At December 31, 2002, the Company had $53.7 million available for borrowing and $227.2 million in cash and cash equivalents. In the event that the Company makes significant future acquisitions, however, it may raise funds through additional borrowings or the issuance of securities.

The Company’s current policy is to retain earnings to support future business opportunities, rather than to pay dividends. During 1999, the Company’s Board of Directors authorized the repurchase of up to 4.9 million shares of the Company’s common stock. Shares purchased under the authorization will be made through open market transactions that may occur from time to time as market conditions warrant. Shares acquired will be held for issuance in connection with acquisitions and employee stock option and purchase plans. As of December 31, 2002, approximately 1.7 million shares remained available under the repurchase authorization.